UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2009
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On September 11, 2009, Brady Corporation (the “Corporation”) issued a press release announcing its fiscal 2009 fourth quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.
Item 7.01 REGULATION FD DISCLOSURE
     During the Corporation’s fourth quarter earnings conference call, on September 11, 2009, the Corporation provided additional guidance for fiscal 2010 and stated that the forecasted revenues for fiscal 2010 are expected to be flat with fiscal 2009 revenues.
Item 8.01 OTHER EVENTS
   Increase in Annual Dividend
     On September 10, 2009, the Corporation announced that its Board of Directors had increased the annual cash dividend on its Class A Common Stock from $0.68 to $0.70 per share. A quarterly dividend in the amount of $0.175 per share will be paid on October 30, 2009, to shareholders of record as of the close of business on October 9, 2009. A copy of the press release regarding the dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Director Compensation
     On September 10, 2009, the Corporation’s Board of Directors authorized an increase in compensation paid to its non-management Directors. Pursuant to the Board action, the annual cash retainer paid to non-management Directors will increase from $35,000 to $45,000 effective at the annual Board of Directors meeting to be held on November 19, 2009, and the annual grant of stock options to each non-management Director will increase from 6,000 shares to 8,400 shares effective with the annual grant on September 25, 2009. The remaining components of director compensation remain unchanged.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release of Brady Corporation, dated September 11, 2009, relating to fourth quarter fiscal 2009 financial results.

99.2	Press Release of Brady Corporation, dated September 10, 2009, related to increase in quarterly dividend.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: September 11, 2009
/s/ Thomas J. Felmer Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release of Brady Corporation, dated September 11, 2009, relating to fourth quarter fiscal 2009 financial results.

99.2	Press Release of Brady Corporation, dated September 10, 2009, related to increase in quarterly dividend.